Exhibit 10.45

SECOND LEASE MODIFICATION AGREEMENT

THIS LEASE EXTENSION AND MODIFICATION AGREEMENT (the “Agreement”) is made as of April 15, 2003, by and between PTF FOR OPERATING ENGINEERS, LLC (“Lessor”), and MONTEREY PASTA COMPANY, a DELAWARE CORPORATION, (“Lessee”):

WITNESSETH

WHEREAS, by written Lease Agreement dated January 1, 2000 (the “Lease”), Lessor leased to Lessee and Lessee leased from Lessor that part of the premises commonly known as Space 38, 340 El Camino Real South, situated in the County of Monterey and State of California, as more fully described in the Lease, for the term, at the rent and upon the other terms as set forth in the Lease; and later modified and extended by the “Lease Extension and Modification Agreement” dated January 25, 2002 to expand the Premises to include Space 35 A and Space 35B for a total of approximately 87,141 square feet; and

WHEREAS, the Lease shall terminate as of May 31, 2007, and

WHEREAS, the parties now wish to modify the Lease, all as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby mutually agreed as follows:

1.                    Expansion: Effective June 1, 2003 (“Effective Date”) the Premises shall be expanded to add Space 29A consisting of approximately 10,904 square feet, after which expansion the Premises shall consist of approximately 98,045 square feet, as outlined in “Exhibit A” attached hereto.

2.                    The base monthly rent to paid by Lessee to Lessor for the remaining term of the Lease shall be as follows:

June 1, 2003 through May 31, 2004:  $31,912.00 (Thirty One Thousand Nine Hundred Twelve Dollars and no cents)

June 1, 2004 through May 31, 2005:  $32,851.00(Thirty Two Eight Hundred Fifty One Dollars and no cents)

June 1, 2005 through May 31, 2006:  $33,833.00(Thirty Three Thousand Eight Hundred Thirty Three Dollars and no cents)

June 1, 2006 through May 31, 2007:  $34,827.00(Thirty Four Thousand Eight Hundred Twenty Seven Dollars and no cents)

3.                    Security Deposit: Security Deposit referenced on Page 1 of the original Lease shall be increased to $33,095.00.

4.                    Lessor represents and warrants that it has full power and authority to enter into this Agreement and to modify and extend the Lease and that Lessor does not need the consent of any lender holding a mortgage or a deed of trust on the Premises or any other party.

5.                    The Lease, except as herein modified and extended, as in all other respects fully ratified and confirmed.

6.                    Lessee acknowledges that the premises shall be delivered to Lessee in “as is” condition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Lessor:

PTF for Operating Engineers LLC
Witness:

By: McMorgan and Company LLC, Its Manager

		Name:	/s/ PATRICK MURRAY
Patrick Murray, Senior Vice President

AND

Lessee:

Monterey Pasta Company, a Delaware Corporation

By:	/s/ JAMES M. WILLIAMS	By:	/s/ STEPHEN L. BRUNKMAN

Its:	CEO	Its:	CFO
(President, Vice President, or Chairman)		(Secretary, CFO or Treasurer)